Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	M&A, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Second Quarter of 2010 Results

For the second quarter of 2010, highlights include:

•	Record quarterly revenues of approximately $583.3 million an increase of approximately 6 percent from the first quarter of 2010
•	Record GAAP gross margin of 41.8 percent
•	Record non-GAAP gross margin of 42.5 percent
•	GAAP net income of $0.18 per fully diluted share
•	Non-GAAP net income of $0.24 per fully diluted share which includes stock based compensation expense
•	Prepayment and termination of Senior Secured Credit Facilities totaling approximately $170 million
•	Completed the acquisition of Sound Design Technologies, Ltd for approximately $22 million in cash
•	Announced the signing of the definitive purchase agreement to acquire SANYO Semiconductor for approximately ¥33.0 billion

PHOENIX, Ariz. – Aug. 4, 2010 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the second quarter of 2010 were $583.3 million, an increase of approximately 6 percent from the first quarter of 2010. During the second quarter of 2010, the company reported GAAP net income of $78.7 million, or $0.18 per fully diluted share. The second quarter 2010 GAAP net income included net charges of $24.7 million, or $0.06 per fully diluted share, from special items. Also included in the operating expenses during the second quarter of 2010 was approximately $4 million of acquisition related expenses. The special item details can be found in the attached schedules. During the first quarter of 2010, the company reported a GAAP net income of $63.0 million, or $0.14 per fully diluted share.

Second quarter 2010 non-GAAP net income was $103.4 million, or $0.24 per share on a fully diluted basis and includes stock based compensation expense. First quarter 2010 non-GAAP net income was $85.3 million, or $0.19 per share on a fully diluted basis and includes stock-based compensation expense. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the second quarter of 2010 were generally flat when compared to the first quarter of 2010. GAAP gross margin in the second quarter was 41.8 percent. Non-GAAP

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ON Semiconductor Reports Second Quarter of 2010 Results

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gross margin in the second quarter of 2010 was 42.5 percent and includes stock based compensation expense. GAAP gross margin in the second quarter included a net charge of approximately $3.9 million, or approximately 70 basis points, from special items. The special items details can be found in the attached schedules.

Adjusted EBITDA for the second quarter of 2010 was $143.1 million and includes stock-based compensation expense. Adjusted EBITDA for the first quarter of 2010 was $127.3 million and includes stock-based compensation expense.

“During the second quarter of 2010, we achieved several milestones, including recording our highest quarterly revenues, gross margin percent and net cash from operating activities in the company’s history,” said Keith Jackson, ON Semiconductor president and CEO. “We also successfully prepaid and terminated our Senior Secured Credit Facilities totaling approximately $170 million and exited the quarter with the lowest net debt position in the company’s history at approximately $286 million. In addition to our strong financial results, we signed a definitive purchase agreement to acquire SANYO Semiconductor, moving us closer to our vision of becoming a premier global supplier of high-performance, energy efficient, silicon solutions for green electronics. We look forward to merging this business into ours and continuing our established track record of successfully integrating acquisitions over the last several years. Given SANYO Semiconductor’s similar product profile, our proven capabilities as an industry consolidator, and our established presence in Japan, we believe we can successfully migrate their financial metrics to be more in-line with our recent financial performance. We believe the transaction represents a tremendous opportunity for both ON Semiconductor and SANYO Semiconductor, our employees, our customers and our shareholders.”

THIRD QUARTER 2010 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be approximately $585 to $610 million in the third quarter of 2010,” Jackson said. “Backlog levels at the beginning of the third quarter of 2010 were up from backlog levels at the beginning of the second quarter of 2010 and represent over 90 percent of our anticipated third quarter 2010 revenues. We expect that average selling prices for the third quarter of 2010 will be approximately flat when compared to the second quarter of 2010. The non-GAAP outlook for the third quarter of 2010 includes stock based compensation expense of approximately $13 to $14 million.”

ON Semiconductor Reports Second Quarter of 2010 Results

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The following table outlines ON Semiconductor’s third quarter 2010 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q3 2010 BUSINESS OUTLOOK

	GAAP	Special Items ***	Non-GAAP****
Revenue	$585 to $610 million		$585 to $610 million
Gross Margin	42.2% to 42.7%	$2 million	42.5% to 43.0%
Operating Expenses	$141 to $145 million	$10 million	$131 to $135 million
Net Interest Expense / Other Expenses	$10 million		$10 million
Convertible Notes, Non-cash Interest Expense*	$8 million	$8 million	$0 million
Tax	$4 million	$1 million	$3 million
Fully Diluted Share Count **	445 million		445 million

*	Convertible Notes, Non-cash Interest Expense are included in FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.
**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.
***	Special Items can include: restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Aug. 4, 2010 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2010. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 85751796. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through Aug 11, 2010. To listen to the teleconference replay, call (800) 642-1687 (U.S./Canada) or (706) 645-9291 (International). You will be required to provide the Conference ID Number – which is 85751796.

ON Semiconductor Reports Second Quarter of 2010 Results

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About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, energy efficient, silicon solutions for green electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance of ON Semiconductor and our ability to increase cash flow from current levels. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, difficulties encountered in integrating acquired businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on our company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including the pending acquisition of SANYO Semiconductor Co., Ltd); risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations, including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Second Quarter of 2010 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months
	July 2, 2010	April 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Net revenues	$583.3	$550.2	$419.8	$1,133.5	$798.9
Cost of revenues	339.5	322.1	281.6	661.6	548.6

Gross profit	243.8	228.1	138.2	471.9	250.3
Gross margin	41.8%	41.5%	32.9%	41.6%	31.3%

Operating expenses:
Research and development	60.1	65.2	50.7	125.3	94.3
Selling and marketing	36.5	35.6	28.4	72.1	57.4
General and administrative	35.3	31.5	30.0	66.8	57.3
Amortization of acquisition related intangible assets	8.1	7.8	7.3	15.9	14.5
Restructuring, asset impairments and other, net	2.3	3.8	8.1	6.1	17.7

Total operating expenses	142.3	143.9	124.5	286.2	241.2

Operating income	101.5	84.2	13.7	185.7	9.1

Other income (expenses), net:
Interest expense	(14.5)	(16.4)	(15.7)	(30.9)	(33.4)
Interest income	0.1	0.1	0.2	0.2	0.6
Other	(3.4)	(2.8)	(0.5)	(6.2)	(2.7)
Loss on debt repurchase	(0.7)	—	(0.9)	(0.7)	(3.1)

Other expenses, net	(18.5)	(19.1)	(16.9)	(37.6)	(38.6)

Income (loss) before income taxes	83.0	65.1	(3.2)	148.1	(29.5)
Income tax benefit (provision)	(3.4)	(1.4)	1.0	(4.8)	(6.2)

Net income (loss)	79.6	63.7	(2.2)	143.3	(35.7)
Net income attributable to minority interest	(0.9)	(0.7)	(0.8)	(1.6)	(1.2)

Net income (loss) attributable to ON Semiconductor Corporation	$78.7	$63.0	$(3.0)	$141.7	$(36.9)

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$0.18	$0.15	$(0.01)	$0.33	$(0.09)

Diluted:	$0.18	$0.14	$(0.01)	$0.32	$(0.09)

Weighted average common shares outstanding:
Basic	430.3	428.1	420.7	429.2	417.1

Diluted:	439.6	440.9	420.7	439.4	417.1

ON Semiconductor Reports Second Quarter of 2010 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	July 2, 2010	April 2, 2010	December 31, 2009
Assets
Cash, cash equivalents and short-term investments	$467.1	$560.7	$571.2
Receivables, net	317.2	298.9	260.9
Inventories, net	321.5	297.6	269.9
Other current assets	50.9	48.4	51.5
Deferred income taxes, net of allowances	14.6	14.6	15.1

Total current assets	1,171.3	1,220.2	1,168.6
Restricted cash	—	0.2	5.9
Property, plant and equipment, net	784.9	741.6	705.5
Goodwill	197.3	191.7	175.4
Intangible assets, net	327.3	330.6	298.7
Other assets	60.2	61.5	60.2

Total assets	$2,541.0	$2,545.8	$2,414.3

Liabilities and Stockholders’ Equity
Accounts payable	$240.1	$204.7	$172.9
Accrued expenses	156.9	141.6	135.5
Income taxes payable	1.8	2.9	5.0
Accrued interest	0.8	4.6	0.9
Deferred income on sales to distributors	127.8	109.1	98.8
Current portion of long-term debt	120.5	111.3	205.9

Total current liabilities	647.9	574.2	619.0
Long-term debt	632.9	823.5	727.6
Other long-term liabilities	44.6	45.0	49.3
Deferred income taxes, net of allowances	16.3	15.4	13.8

Total liabilities	1,341.7	1,458.1	1,409.7

ON Semiconductor Corporation stockholders’ equity:
Common stock	4.8	4.8	4.7
Additional paid-in capital	2,973.1	2,939.9	2,916.6
Accumulated other comprehensive loss	(63.1)	(65.1)	(64.9)
Accumulated deficit	(1,362.7)	(1,441.4)	(1,504.4)
Less: treasury stock, at cost	(374.0)	(370.8)	(367.0)

Total ON Semiconductor Corporation stockholders’ equity	1,178.1	1,067.4	985.0
Minority interest in consolidated subsidiaries	21.2	20.3	19.6

Total equity	1,199.3	1,087.7	1,004.6

Total liabilities and equity	$2,541.0	$2,545.8	$2,414.3

ON Semiconductor Reports Second Quarter of 2010 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months
	July 2, 2010	April 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Net income (loss)	$79.6	$63.7	$(2.2)	$143.3	$(35.7)
Plus:
Depreciation and amortization	40.3	39.7	39.0	80.0	78.7
Interest expense	14.5	16.4	15.7	30.9	33.4
Interest income	(0.1)	(0.1)	(0.2)	(0.2)	(0.6)
Income tax (benefit) provision	3.4	1.4	(1.0)	4.8	6.2
Net income attributable to minority interest	(0.9)	(0.7)	(0.8)	(1.6)	(1.2)
Restructuring, asset impairments and other, net	2.3	3.8	8.1	6.1	17.7
Loss on debt repurchase	0.7	—	0.9	0.7	3.1
Expensing of appraised inventory fair market value step up	3.3	3.1	2.7	6.4	5.8

Adjusted EBITDA*	143.1	127.3	62.2	270.4	107.4
Increase (decrease):
Interest expense	(14.5)	(16.4)	(15.7)	(30.9)	(33.4)
Interest income	0.1	0.1	0.2	0.2	0.6
Income tax benefit (provision)	(3.4)	(1.4)	1.0	(4.8)	(6.2)
Net income attributable to minority interest	0.9	0.7	0.8	1.6	1.2
Restructuring, asset impairments, and other, net	(2.3)	(3.8)	(8.1)	(6.1)	(17.7)
Expensing of appraised inventory fair market value step up	(3.3)	(3.1)	(2.7)	(6.4)	(5.8)
Stock compensation expense	15.4	13.7	16.1	29.1	28.8
Gain on sale or disposal of fixed assets	(1.6)	(2.1)	0.9	(3.7)	(0.4)
Amortization of debt issuance costs and debt discount	0.7	0.7	0.8	1.4	1.7
Provision for excess inventories	1.2	(1.1)	4.0	0.1	11.6
Non-cash interest expense	8.3	8.7	8.4	17.0	18.3
Cash portion of loss on debt repurchase	—	—	(0.7)	—	(2.4)
Non-cash impairment charges	—	—	0.2	—	0.2
Deferred income taxes	1.1	2.3	(0.1)	3.4	0.2
Other	0.2	(1.0)	(0.9)	(0.8)	(1.2)
Changes in operating assets and liabilities	13.0	(15.1)	(8.1)	(2.1)	(15.9)

Net cash provided by operating activities	$158.9	$109.5	$58.3	$268.4	$87.0

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a performance metric for the vesting/releasing of certain of our performance based equity awards, and for earning of corporate cash bonuses when applicable. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON Semiconductor Reports Second Quarter of 2010 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
Reconciliation of GAAP gross profit to non-GAAP gross profit:	July 2, 2010	April 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
GAAP gross profit	$243.8	$228.1	$138.2	$471.9	$250.3

Special items:
a) Expensing of appraised inventory fair market value step up	3.3	3.1	2.7	6.4	5.8
b) Amortization of intangibles	0.6	0.6	0.5	1.2	1.1

Total Special items	3.9	3.7	3.2	7.6	6.9

Non-GAAP gross profit	$247.7	$231.8	$141.4	$479.5	$257.2

Reconciliation of GAAP gross margin to non-GAAP gross margin:

GAAP gross margin	41.8%	41.5%	32.9%	41.6%	31.3%

Special items:
a) Expensing of appraised inventory fair market value step up	0.6%	0.6%	0.6%	0.6%	0.7%
b) Amortization of intangibles	0.1%	0.1%	0.1%	0.1%	0.1%

Total Special items	0.7%	0.7%	0.8%	0.7%	0.9%

Non-GAAP gross margin	42.5%	42.1%	33.7%	42.3%	32.2%

Reconciliation of GAAP income (loss) to non-GAAP net income:
GAAP net income (loss) attributable to ON Semiconductor Corporation	$78.7	$63.0	$(3.0)	$141.7	$(36.9)

Special items:
a) Expensing of appraised inventory fair market value step up—cost of revenues	3.3	3.1	2.7	6.4	5.8
b) Amortization of intangible assets—cost of revenues	0.6	0.6	0.5	1.2	1.1
c) Amortization of acquisition related intangible assets—operating expenses	8.1	7.8	7.3	15.9	14.5
d) Restructuring, asset impairments and other, net	2.3	3.8	8.1	6.1	17.7
e) (Gain) loss on debt prepayment	0.7	—	0.9	0.7	3.1
f) Non-cash interest expense	8.3	8.7	8.4	17.0	18.3
g) Cash taxes	1.4	(1.7)	(2.3)	(0.3)	—

Total Special items	24.7	22.3	25.6	47.0	60.5

Non-GAAP net income	$103.4	$85.3	$22.6	$188.7	$23.6

Non-GAAP net income per share:
Basic	$0.24	$0.20	$0.05	$0.44	$0.06

Diluted	$0.24	$0.19	$0.05	$0.43	$0.06

Weighted average common shares outstanding:
Basic	430.3	428.1	420.7	429.2	417.1

Diluted:	439.6	440.9	433.3	439.4	425.0

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Six Months Ended
	July 2, 2010	April 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Cost of revenues	$3.3	$3.3	$4.2	$6.6	$7.1
Research and development	2.7	2.5	3.1	5.2	5.5
Selling and marketing	2.0	2.6	2.8	4.6	4.8
General and administrative	7.0	5.3	6.0	12.3	11.4
Restructuring	0.4	—	—	0.4	—

Total share-based compensation expense	$15.4	$13.7	$16.1	$29.1	$28.8

(1)	Certain amounts may not total due to rounding of individual components.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.